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                                                                Exhibit 5
                           [BROWN & BAIN LETTERHEAD]

                               September 24, 1996

                       PROLOGIC MANAGEMENT SYSTEMS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel to Prologic Management Systems, Inc., an Arizona corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 50,000 shares (the "Shares") of the Company's common stock, without par value (the "Common Stock") which may be issued upon the exercise of a common stock purchase Warrant dated June 7, 1994 (the "Warrant"). The Company has represented that the Warrant was issued by the Company to a consultant for bona fide services rendered not in connection with the offer or sale of securities in a capital-raising transaction. The Shares are being registered pursuant to a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). This letter is Exhibit 5 to the Registration Statement.

     In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents, including the Articles of Incorporation and Bylaws of the Company, each as amended to date, as we have deemed necessary to enable us to express the opinion set forth herein. In addition, we have relied upon oral or written representations of officers of the Company concerning factual matters, and we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction as conforming to the originals thereof, of such other documents and corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the genuineness of all signatures on all documents reviewed by us.

     Based on the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

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                        [BROWN & BAIN, P.A. LETTERHEAD]

Prologic Management
Systems, Inc.                        - 2 -                         March 4, 1997


        The Shares of Common Stock to be issued by the Company pursuant to the Registration Statement have been duly authorized, and upon issuance and delivery in accordance with the terms of the Warrant will be duly and validly issued and fully paid and nonassessable.

        This opinion is limited to the present laws of the State of Arizona and the present federal laws of the United States and to the facts as they presently exist. We hereby consent to references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Brown & Bain, P.A.
                                        Brown & Bain, P.A.

Prologic Management Systems, Inc.
  2030 East Speedway Boulevard
     Tucson, Arizona 85719